SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2003

FiberNet Telecom Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 405-6200

Item 5. Other Events.

On May 28, 2003, the Registrant issued a press release to report that it has been notified by The Nasdaq Stock Market that the Registrant has regained compliance with the continued listing requirements of The Nasdaq SmallCap Market. The press release is included herein as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release dated May 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberNet Telecom Group, Inc. (Registrant)

Date: May 28, 2003	By:	/s/ Jon A. DeLuca
Jon A. DeLuca Senior Vice President - Finance and Chief Financial Officer